Exhibit 99.2

CONSENT OF UBS SECURITIES LLC

We hereby consent to the use of our opinion letter dated December 14, 2012 to the Board of Directors of American Realty Capital Trust III, Inc. (“ARCT III”) included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of the Amendment No. 2 to the Registration Statement on Form S-4 (Registration Statement No. 333-185935), relating to the proposed merger of ARCT III and American Realty Capital Properties, Inc., and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

UBS SECURITIES LLC

New York, New York

January 18, 2013